AMENDED AND RESTATED BYLAWS
OF
ALEXANDER & BALDWIN, INC.
(Revised July 26, 2022)
ARTICLE I
PRINCIPAL OFFICE; AGENT; SEAL
Section 1.1    Principal and Other Offices
The principal office of the Corporation shall be in Honolulu, Hawaii, and other offices of the Corporation may be located in such places within Hawaii or elsewhere as the Board of Directors may designate or as the business of the Corporation may require.
Section 1.2    Registered Agent
The Corporation shall continuously maintain in the State of Hawaii a registered agent as required by law.
Section 1.3    Seal
The Corporation shall have a corporate seal (and one or more duplicates thereof) of such form and device as the Board of Directors shall determine.
ARTICLE II
SHAREHOLDERS
Section 2.1    Annual Meeting of Shareholders
The Corporation shall hold an annual meeting of shareholders for the purpose of electing directors and transacting such other business as may come before the meeting at a time as shall be fixed by the Board of Directors or the Chief Executive Officer. The failure to hold an annual meeting at the time fixed in accordance with these bylaws shall not affect the validity of any corporate action.
Section 2.2    Special Meeting of Shareholders
2.2.1    A special meeting of shareholders shall be held upon the call of the Chairman of the Board, if appointed, the Chief Executive Officer or a majority of the directors then in office.
2.2.2    Subject to the provisions of this Section 2.2.2 and all other applicable sections of these bylaws, a special meeting of the shareholders shall be called by the Secretary upon written request (a “Special Meeting Request”) of one or more record holders of shares of stock of the Corporation representing not less than 10% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting (the “Requisite Percentage”). The Board of Directors shall determine in good faith whether all requirements set forth in this Section 2.2.2 have been satisfied and such determination shall be binding on the Corporation and its shareholders.
(a)    A Special Meeting Request must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the Secretary at the principal executive offices of the Corporation. A Special Meeting Request shall be valid only if it is signed and dated by each shareholder of record submitting the Special Meeting Request and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made, or such shareholder’s or beneficial owner’s duly authorized agent (each, a “Requesting Shareholder”), and is accompanied by (i) in the case of any director nominations proposed to be presented at the special meeting, a notice submitted by the Soliciting Person(s) containing the information and other documents required by Section 3.3.4; (ii) in the case of any matter (other than a director nomination) proposed to be conducted at the special meeting, a notice submitted by the Soliciting Person(s) containing the information and other documents required by Section 2.14.4; (iii) an agreement by the Requesting Shareholders to notify the Corporation promptly in the event of any disposition prior to the record date for the special meeting of shares of the Corporation owned of record and an acknowledgement that any such disposition shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares; and (iv) documentary evidence that the Requesting Shareholders own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the Secretary; provided, however, that if the Requesting Shareholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within ten (10) days after the date on which the Special Meeting Request is delivered to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own the Requisite Percentage as of the date on which such Special Meeting Request is delivered to the Secretary. In addition, (x) any person providing any information to the Corporation pursuant to this Section 2.2.2 shall further update and supplement such information, if necessary, so that all information provided or required to be provided pursuant to this Section 2.2.2 shall be true and correct as of the record date for the special meeting, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting and (y) the Soliciting Persons shall promptly provide any other information reasonably requested by the Corporation. For purposes of this Section 2.2.2, “Soliciting Person” shall mean (A) if the number of Requesting Shareholders is ten or fewer, each Requesting Shareholder, and (B) if the number of Requesting Shareholders is more than ten, each person who either was a participant in any solicitation of such request or, at the time of the delivery of such request to the Corporation, had engaged or intended to engage in any solicitation of proxies for use at such meeting (other than a solicitation of proxies on behalf of the Corporation).
(b)    A Special Meeting Request shall not be valid, and a special meeting requested by shareholders shall not be held, if (i) the Special Meeting Request does not comply with this Section 2.2.2; (ii) the Special Meeting Request relates to an item of business that is not a proper subject for shareholder action under applicable law; (iii) the Special Meeting Request is delivered during the period commencing one hundred twenty (120) days prior to the first anniversary of the date of the immediately preceding annual meeting of shareholders and ending on the earlier of (x) the date of the next annual meeting and (y) thirty (30) days after the first anniversary of the date of the previous annual meeting; (iv) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election of directors, was presented at an annual or special meeting of shareholders held not more than twelve (12) months before the Special Meeting Request is delivered; (v) a Similar Item was presented at an annual or special meeting of shareholders held not more than one hundred twenty (120) days before the Special Meeting Request is delivered

(and, for purposes of this clause (v), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors); (vi) a Similar Item is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of shareholders that has been called but not yet held or that is called for a date within one hundred twenty (120) days of the receipt by the Secretary of a Special Meeting Request; or (vii) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable law.
(c)    Special meetings of shareholders called pursuant to this Section 2.2.2 shall be held on such date, and at such time as the Board of Directors shall fix; provided, however, that the special meeting shall not be held more than 120 days after receipt by the Secretary of a valid Special Meeting Request.
(d)    The Requesting Shareholders may revoke a Special Meeting Request by written revocation delivered to the Secretary at the principal executive offices of the Corporation at any time prior to the special meeting. If, following such revocation (or deemed revocation pursuant to Section 2.2.2(a)(iii)), there are unrevoked requests from Requesting Shareholders holding in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting.
(e)    If none of the Soliciting Persons appear or send a duly authorized agent to present the business to be presented for consideration specified in the Special Meeting Request, or if any Requesting Shareholder otherwise breaches any of its representations or fails to comply with any of its obligations under this Section 2.2, as determined by the Board of Directors (or any duly authorized committee thereof) or the chairman of the special meeting, the Corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.
(f)    Business transacted at any special meeting called pursuant to this Section 2.2.2 shall be limited to (i) the purpose(s) stated in the valid Special Meeting Request received from the Requisite Percentage of record holders and (ii) any additional matters that the Board of Directors determines to include in the Corporation’s notice of the special meeting.
Section 2.3    Place of Meeting of Shareholders. An annual or special shareholders’ meeting may be held at such place, in or out of the State of Hawaii, as may be fixed by the Board of Directors. If no place is fixed, the meeting shall be held at the principal office of the Corporation.
Section 2.4    Meeting of Shareholders Held by Remote Communication. Notwithstanding Section 2.3 of these bylaws, the Board of Directors, in its sole discretion, is authorized to determine that any annual or special meeting of shareholders shall not be held at any place, but may instead be held solely by means of remote communication; provided that the Corporation shall: (a) implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy of a shareholder; (b) implement reasonable measures to provide shareholders and proxies of shareholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting concurrently with the proceedings; and (c) maintain a record of voting or action by any shareholder or proxy of a shareholder that votes or takes other action at the meeting by means of remote communication. Subject to guidelines and procedures adopted by the Board of Directors, shareholders and proxies of shareholders not physically present at a meeting of shareholders by means of remote communication may participate in the meeting, and be deemed present in person and vote at the meeting whether the meeting is held at a designated place or solely by means of remote communication.
Section 2.5    Notice of Shareholders’ Meeting, The Corporation shall notify shareholders of the date, time, and place, if any, of each annual and special shareholders’ meeting no fewer than ten (10) nor more than sixty (60) days before the meeting date. Notice of an annual or special meeting shall include a description of the purpose or purposes for which the meeting is called. If a meeting is held solely by means of remote communication, the notice shall also inform shareholders of the means of remote communication by which shareholders may be deemed to be present in person and allowed to vote.
Section 2.6    Quorum and Voting. Except as otherwise provided by the articles of incorporation, these bylaws or law, a quorum at all meetings of shareholders shall consist of the holders of record of a majority of the shares outstanding and entitled to vote thereat, present in person or by proxy. If a quorum exists, action on a matter (other than election of directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Hawaii Business Corporation Act require a greater number of affirmative votes.
Section 2.7    Record Date. The Board of Directors may fix the record date to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action. The record date may be a future date, but may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.
Section 2.8    Shareholders’ List for Meeting. After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the shareholders’ meeting showing the address of and number of shares held by each shareholder. The list shall be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting for which the list was prepared is given and continuing through the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, the shareholder’s agent, or the shareholder’s attorney, shall be entitled on written demand to inspect and to copy the list, during regular business hours and at the shareholder’s expense, during the period it is available for inspection. The Corporation shall make the shareholders’ list available at the meeting, and any shareholder, shareholder’s agent, or shareholder’s attorney, is entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the shareholders’ list does not affect the validity of action taken at the meeting.
Section 2.9    Voting of Shares. Except as otherwise provided by the articles of incorporation, these bylaws or the Hawaii Business Corporation Act, each outstanding share is entitled to one vote on each matter voted on at a shareholders’ meeting. Only shares are entitled to vote.
Section 2.10    Proxies. A shareholder may vote the shareholder’s shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form. The appointment form shall be signed by either the shareholder personally or by the shareholder’s attorney-in-fact. An appointment is valid for eleven (11) months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. Appointments coupled with an interest include, but are not limited to, the appointment of (a) a pledgee, (b) a person who purchased or agreed to purchase the shares, and (c) a creditor of the Corporation who extended it credit under terms requiring the appointment. An appointment made irrevocable is revoked when the interest with which it is coupled is extinguished.
Section 2.11    Acceptance of Votes. If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the Corporation, acting in good faith, is entitled to accept the vote, consent, waiver, or proxy appointment and to give it effect as the act of the shareholder. Subject to any express limitation on a proxy’s authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment. The Corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis to doubt the validity of the signature on the vote, consent, waiver, or proxy appointment or the signatory’s authority to sign for the shareholder. The Corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this Section 2.11 are not liable in damages to the shareholder for the consequences of the acceptance or rejection. Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this Section 2.11 is valid unless a court of competent jurisdiction determines otherwise.
Section 2.12    Election of Directors. Except as may be otherwise provided in the articles of incorporation with respect to any directors to be elected by the holders of preferred stock of the Corporation or as otherwise provided in Section 5.4 of the articles of incorporation, a nominee for director shall be elected to the Board of Directors if the votes cast “for” such nominee’s election at a shareholder meeting at which a quorum is present exceed the votes cast “against” such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of shareholders for which the Secretary of the Corporation determines that the number of nominees or proposed nominees exceeds the number of directors to be elected as of the date that is ten (10) days prior to the date the Corporation files its definitive proxy statement for such meeting with the Securities and Exchange Commission (regardless of whether or not thereafter revised or supplemented). There shall be no cumulative voting in the election of directors.
Section 2.13    Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of any meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.

Section 2.14    Nature of Business at Meetings of Shareholders
2.14.1    Only such business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 3.3) may be transacted at an annual meeting of shareholders as is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.14 and on the record date for the determination of shareholders entitled to notice of and to vote at such annual meeting and (ii) who complies with the procedures set forth in this Section 2.14.
2.14.2    In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
2.14.3    To be timely, a shareholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.
2.14.4    To be in proper written form, a shareholder’s notice to the Secretary must set forth the following: (a) as to each matter such shareholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made, (i) the name and address of such person, (ii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of all shares of stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage the risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such person or any affiliates or associates of such person, in such business, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person, (iv) a representation that the shareholder giving the notice (or a qualified representative thereof) will appear in person at the annual meeting to bring such business before the meeting, and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the annual meeting pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.
2.14.5    A shareholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.14 shall be true and correct as of the record date for determining the shareholders entitled to receive notice of the annual meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the shareholders entitled to receive notice of the annual meeting.
2.14.6    No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with Section 2.14.1 and any applicable procedures set forth in this Section 2.14; provided, however, that, once business has been properly brought before the annual meeting in accordance therewith, nothing in this Section 2.14 shall be deemed to preclude discussion by any shareholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with Section 2.14.1 and any applicable procedures set forth in this Section 2.14, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For the avoidance of doubt, if the shareholder proposing any business breaches any of its representations or fails to comply with any of its obligations under this Section 2.14, as determined by the Board of Directors (or any duly authorized committee thereof) or the chairman of the annual meeting, then such business shall be deemed not to have been properly brought before the annual meeting in accordance with the procedures set forth in this Section 2.14 and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
2.14.7    Nothing contained in this Section 2.14 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).
Section 2.15    Action Without Meeting. Action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action shall be evidenced by one or more written consents describing the action taken, signed before or after the intended effective date of the action by all the shareholders entitled to vote on the action, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records, and such consent shall have the effect of a meeting vote and may be described as such in any document. Any copy, facsimile, or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used; provided that the copy, facsimile, or other reproduction shall be a complete reproduction of the entire original writing.
Section 2.16    Adjournment. Any meeting of shareholders, whether annual or special, and whether a quorum be present or not, may be adjourned from time to time by the chairman thereof, with the consent of the holders of a majority of all of the shares of stock present or represented at such meeting, and entitled to vote thereat. If an annual or special shareholders’ meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment. In addition, if the annual or special shareholders’ meeting was held solely by means of remote communication, and the adjourned meeting will be held by a means of remote communication by which shareholders may be deemed to be present in person and vote, notice need not be given of the new means of remote communication if the new means of remote communication is announced at the meeting before adjournment. If a new record date for an adjourned meeting is or must be fixed under Section 2.7, notice of the adjourned meeting shall be given to shareholders who are entitled to notice of the new record date.
ARTICLE III
BOARD OF DIRECTORS
Section 3.1    Duties of the Board of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board of Directors, subject to any limitation set forth in an agreement approved or signed by all shareholders and otherwise authorized under the Hawaii Business Corporation Act.
Section 3.2    Number, Election, Terms and Qualifications of Directors
3.2.1    The Board of Directors shall consist of not less than three (3) nor more than twelve (12) individuals, the exact number to be determined in accordance with the articles of incorporation.
3.2.2    Except as provided otherwise in Section 5.4 of the articles of incorporation, directors shall be elected at each annual meeting of shareholders, and each director so elected shall hold office until the next annual meeting of shareholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.
3.2.3    No person shall be elected as a director at any annual meeting or special meeting who has achieved the age of seventy-two (72) years prior to such annual or special meeting; provided, however, the Board of Directors, in its sole discretion, may determine to waive such requirement and increase the maximum age of eligibility for any particular director by one or more years.
Section 3.3    Nomination of Directors
3.3.1    Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, only (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 3.3 and on the record date for the determination of shareholders entitled to notice of and to vote at such annual meeting or special meeting and (ii) who complies with the procedures set forth in this Section 3.3.
3.3.2    In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

3.3.3    To be timely, a shareholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting or a special meeting called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.
3.3.4    To be in proper written form, a shareholder’s notice to the Secretary must set forth the following: (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of all shares of stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage the risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; and (iv) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made, (i) the name and record address of the shareholder giving the notice and the name and principal place of business of such beneficial owner; (ii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of all shares of stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage the risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, and any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person; (iv) a representation that the shareholder giving the notice (or a qualified representative thereof) will appear in person at the annual meeting or special meeting to nominate the persons named in its notice; and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee in any proxy statement relating to the next annual meeting or special meeting at which directors are to be elected, as applicable, and to serve as a director if elected.
3.3.5    In addition to the information required or requested pursuant to Section 3.3.5 or any other provision of these bylaws, the Corporation may require any proposed nominee to furnish any other information (a) that may reasonably be requested by the Corporation to determine whether the proposed nominee would be independent under the rules and listing standards of the securities exchanges upon which the Corporation’s stock is listed or traded, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s Directors, (b) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee or (c) that may reasonably be requested by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.
3.3.6    Any person providing any information to the Corporation pursuant to this Section 3.3 shall further update and supplement such information, if necessary, so that all information provided or required to be provided pursuant to this Section 3.3 shall be true and correct as of the record date for determining the shareholders entitled to receive notice of the annual meeting or special meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the shareholders entitled to receive notice of such annual meeting or special meeting.
3.3.7    Except as may be otherwise provided in the articles of incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with Section 3.3.1 and any applicable procedures set forth in this Section 3.3. If the chairman of the meeting determines that a nomination was not made in accordance therewith, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For the avoidance of doubt, if a nominee and/or the shareholder providing notice of a nomination relating to such nominee breaches any of its representations or fails to comply with any of its obligations under this Section 3.3, as determined by the Board of Directors (or any duly authorized committee thereof) or the chairman of the annual meeting, then such nomination shall be deemed not to have been made in accordance with the procedures set forth in this Section 3.3 and such defective nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

Section 3.4    Resignation of Directors. A director may resign at any time by delivering notice given in writing or by electronic transmission to the Chairman of the Board, if appointed, or the Chief Executive Officer. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.
Section 3.5    Meetings of the Board of Directors. A regular meeting of the Board of Directors shall be held without notice other than this bylaw for the purpose of appointing officers and transacting such other business as may come before the meeting immediately after, and at the same place as, the annual meeting of the shareholders. The Board of Directors may hold other regular meetings or special meetings in or out of the State of Hawaii. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.
Section 3.6    Notice of Meeting. Regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. Special meetings of the Board of Directors must be preceded by at least twenty-four hours’ notice of the date, time, and place of the meeting. The notice need not describe the purpose of the special meeting. A director may waive any required notice before or after the date and time stated in the notice. The waiver shall be in writing, signed by the director entitled to the notice or by electronic transmission by the director entitled to notice, and filed with the minutes or corporate records; except that a director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting (or promptly upon the director’s arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
Section 3.7    Action Without Meeting. Action required or permitted to be taken at a Board of Directors’ meeting may be taken without a meeting if the action is taken by all members of the Board of Directors. The action shall be evidenced by one or more consents describing the action taken, given either in writing and signed before or after the intended effective date of the action by each director, or by electronic transmission, and included in the minutes or filed with the corporate records reflecting the action taken. In the case of a consent by electronic transmission, the electronic transmission shall set forth or be submitted with information from which it may be determined that the electronic transmission was authorized by the director who sent the electronic transmission. A consent signed or given by electronic transmission under this Section 3.7 has the effect of a meeting vote and may be described as such in any document.
Section 3.8    Quorum and Voting. A quorum of the Board of Directors consists of a majority of the number of directors prescribed, or, if no number is prescribed, the number in office immediately before the meeting begins. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (a) the director objects at the beginning of the meeting (or promptly upon the director’s arrival) to holding it or transacting business at the meeting, (b) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the director delivers written notice of the director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.
Section 3.9    Expenses and Fees. By resolution of the Board of Directors, such compensation, fees and expenses as the Board of Directors may from time to time determine shall be allowed and paid to directors for services on the Board of Directors or any committee created by the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
Section 3.10    Committees
3.10.1    The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee must have two or more members, who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it must be approved by the greater of: (a) a majority of all the directors in office when the action is taken, or (b) the number of directors required to take action under Section 3.8 of these bylaws. Section 3.5 to Section 3.8 of these bylaws, which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors, apply to committees and their members as well.
3.10.2    To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors, subject to the limitation set forth in Section 414-216(e) of the Hawaii Business Corporation Act.
Section 3.11    Directors’ Conflicting Interest Transactions. A director’s conflicting interest transaction may not be enjoined, set aside, or give rise to an award of damages or other sanctions, in a proceeding by a shareholder or by or in the right of the Corporation, because the director, or any person with whom or which the director has a personal, economic, or other association, has an interest in the transaction, if: (a) directors’ action respecting the transaction was at any time taken in compliance with law; (b) shareholders’ action respecting the transaction was at any time taken in compliance with law; or (c) the transaction, judged according to the circumstances at the time of commitment, is established to have been fair to the Corporation.
ARTICLE IV
OFFICERS
Section 4.1    Officers. The Corporation shall have the officers and assistant officers as shall be appointed from time to time by the Board of Directors or by a duly appointed officer authorized by the Board of Directors to appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office in the Corporation. One of the officers shall have responsibility for preparation and custody of minutes of the directors’ and shareholders’ meetings and for authenticating records of the Corporation. Each officer shall have the authority and shall perform the duties prescribed by these bylaws, and to the extent not inconsistent herewith, as further prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers. The officers may include one or more of the following:
4.1.1    Chairman of the Board. The Chairman of the Board, if appointed, shall preside at all meetings of the shareholders and the Board of Directors. The Chairman of the Board, if appointed, shall also exercise such powers and perform such other duties as may be assigned by the Board of Directors.
4.1.2    Chief Executive Officer. The Chief Executive Officer, in the absence of the Chairman of the Board (if appointed), shall preside at all meetings of the shareholders and the Board of Directors. The Chief Executive Officer shall have general charge and supervision of the business of the Corporation. The Chief Executive Officer shall perform other duties as are incident to the Chief Executive Officer’s office or as may be prescribed by the Board of Directors.
4.1.3    President. The President, if not appointed the Chief Executive Officer, shall serve as Chief Executive Officer in the absence of the Chief Executive Officer. When so acting, the President shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall perform other duties as are incident to the President’s office or as may be prescribed by the Chief Executive Officer or the Board of Directors.
4.1.4    Vice Presidents. In the absence of the Chairman of the Board, if appointed, the Chief Executive Officer and the President, the vice president or vice presidents shall, in the order designated by the Chief Executive Officer or the Board of Directors, perform all of the duties of the Chief Executive Officer. When so acting a vice president shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The vice president or vice presidents shall perform other duties as may be prescribed by the Chief Executive Officer, the President or the Board of Directors.
4.1.5    Secretary. The Secretary shall keep the minutes of all meetings of shareholders, the Board of Directors and committees of the Board of Directors (if any). The Secretary shall give notice in conformity with these bylaws of all meetings of the shareholders and the Board of Directors. In the absence of the Chief Executive Officer, the President and any vice president, the Secretary shall have the power to call meetings of the shareholders, the Board of Directors and committees of the Board of Directors. The Secretary shall perform other duties as are incident to the Secretary’s office or as may be prescribed by the Chief Executive Officer or the Board of Directors.
4.1.6    Chief Financial Officer. The Chief Financial Officer shall exercise general supervision over the financial and accounting affairs of the Corporation. The Board of Directors or the Chief Executive Officer may designate another officer as the principal accounting officer of the Corporation, which person shall report to the Chief Financial Officer. The Chief Financial Officer shall perform other duties as are incident to the Chief Financial Officer’s office or as may be prescribed by the Chief Executive Officer or the Board of Directors.
4.1.7    Treasurer. The Treasurer shall perform such duties as are incident to the Treasurer’s office, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in proper depositories, to disburse such funds, to make proper accounts of such funds and to render, as required by the Chief Executive Officer, the Chief Financial Officer or the Board of Directors, statements of all such transactions. The Treasurer shall perform other duties as may be prescribed by the Chief Executive Officer, the Chief Financial Officer or the Board of Directors.
4.1.8    Controller. The Controller shall have custody of and supervise and control the keeping of the accounts and books of the Corporation, and shall develop records and procedures for control of costs, maintain proper tax records and supervise the preparation of tax returns, develop procedures for internal auditing, maintain proper relationships with the external auditors, administer programs relating to capital expenditure and operating budgets and prepare the financial statements of the Corporation. The Controller shall perform other duties as are incident to the Controller’s office or as may be prescribed by the Chief Executive Officer, the Chief Financial Officer or the Board of Directors.
4.1.9    Assistant Secretary and Assistant Treasurer. The Assistant Secretary or assistant secretaries and the Assistant Treasurer or assistant treasurers, if appointed,

shall, in such order as the Board of Directors may determine, perform all of the duties and exercise all of the powers of the Secretary and Treasurer, respectively, during the absence or disability of, and in the event of a vacancy in the office of, the Secretary or Treasurer, respectively, and shall perform other duties as may be prescribed by the Chief Executive Officer, the Secretary in the case of assistant secretaries, the Treasurer in the case of the assistant treasurers, or the Board of Directors.
Section 4.2    Resignation of Officers. An officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.
Section 4.3    Removal of Officers. Any officer may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby.
ARTICLE V
VOTING OF STOCK BY THE CORPORATION
Section 5.1    In all cases where the Corporation owns, holds, or represents under power of attorney or by proxy or in any other representative capacity shares of capital stock of any corporation or shares or interests in business trusts, co-partnerships, or other associations, such shares or interest shall be represented or voted in person or by proxy by the Chief Executive Officer, or in his absence, by the President, or in his absence by the Vice President, or if there be more than one vice president present, then by such vice president as the Board of Directors shall have designated as Executive Vice President, or failing any such designation, by any vice president, or in the absence of any vice president, by the Treasurer, or in his absence, by the Secretary; provided, however, that any person specifically appointed by the Board of Directors for the purpose shall have the right and authority to represent and vote such shares or interests with precedence over all of the above-named.
ARTICLE VI
CAPITAL STOCK
Section 6.1    Form and Content of Certificates
6.1.1    Shares of stock of the Corporation may but need not be represented by certificates (as determined by the Board of Directors). The certificates of any class of stock of the Corporation (if any) shall be in such form and of such device as the Board of Directors may, from time to time, determine. The rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificated shares of the same class and series shall be identical. Every share certificate shall be signed by the Chairman of the Board, if appointed, or the Chief Executive Officer or the President or a vice president and by the Treasurer or the Secretary or an assistant treasurer or assistant secretary and shall bear the corporate seal; provided, however, that the Board of Directors in its discretion may provide that any certificate which shall be signed by a transfer agent or by a registrar may be sealed with only the facsimile seal of the Corporation and may be signed with only the facsimile signatures of the officers above designated. In case any officer who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer before such certificate is issued, such certificate may, nevertheless, be issued with the same effect as if such officer had not ceased to be such at the date of its issue. Certificates shall not be issued for, nor shall there be registered any transfer of, any fraction of a share. In the event that fractional parts of or interests in any share shall result in any manner from any action by the shareholders or directors of the

Corporation, the Treasurer may sell the aggregate of such fractional interests under such reasonable terms and conditions as the Treasurer shall determine, subject, however, to the control of the Board of Directors, and distribute the proceeds thereof to the person or persons entitled thereto.
6.1.2    At a minimum, any share certificate shall include the legend described in Section 7.2(i) of the articles of incorporation and shall state on its face: (a) the name of the Corporation and that it is organized under the law of the State of Hawaii; (b) the name of the person to whom it is issued; and (c) the number and class of shares the certificate represents. The Corporation shall send a notice, which shall include the legend described in Section 7.2(i) of the articles of incorporation, to each holder of uncertificated shares.
Section 6.2    Holder of Record. The Corporation shall be entitled to treat the person whose name appears on the stock books of the Corporation as the owner of any share as the absolute owner thereof for all purposes, and shall not be under any obligation to recognize any trust or equity or equitable claim to or interest in such share, whether or not the Corporation shall have actual or other notice thereof.
Section 6.3    Transfer of Stock. Transfer of stock may be made in any manner permitted by law, but no transfer shall be valid (except between the parties thereto) until the transfer shall have been duly recorded in the stock books of the Corporation and a new certificate or evidence of uncertificated shares are issued. No transfer shall be entered in the stock books of the Corporation, nor shall any new certificate be issued until the old certificate, properly endorsed, shall be surrendered and canceled or proper transfer instructions are received from the holder of uncertificated shares.
Section 6.4    Closing of Transfer Books. The Board of Directors shall have power for any corporate purpose from time to time to close the stock transfer books of the Corporation for a period not exceeding thirty (30) consecutive business days; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix a record date for the payment of any dividend or for the allotment of rights or for the effective date of any change, conversion or exchange of capital stock or in connection with obtaining the consent of shareholders in any matter requiring their consent or for the determination of the shareholders entitled to notice of or to vote at any meeting of shareholders, and in any such case, only such shareholders as shall be shareholders of record on the record date so fixed shall be entitled to the rights, benefits and privileges incident to ownership of the shares of stock for which such record date has been fixed, notwithstanding any transfer of stock on the books of the Corporation after such record date.
Section 6.5    Lost Certificates. The Board of Directors may adopt rules and regulations respecting replacement of lost, destroyed, or mutilated certificates. Subject to those rules or otherwise if no rules are adopted, the Board of Directors may order a new share certificate to be issued in the place of any share certificate alleged to have been lost, destroyed, or mutilated. In every such case, the owner of the lost, destroyed, or mutilated certificate shall be required to file with the Board of Directors sworn evidence showing the facts connected with the loss, destruction, or mutilation. Unless the Board of Directors shall otherwise direct, the owner of the lost, destroyed, or mutilated certificate shall be required to give to the Corporation a bond or undertaking in such sum, in such form, and with such surety or sureties as the Board of Directors may approve to indemnify the Corporation against any loss, damage, or liability that the Corporation may incur by reason of the issuance of a new certificate. Any new certificate issued in the place of any lost, destroyed, or mutilated certificate shall bear the notation “Issued for Lost Certificate No. .” Nothing in this Section 6.5 shall impair the right of the Board of Directors, in its discretion, to refuse to replace any allegedly lost, destroyed, or mutilated certificate, save upon the order of the court having jurisdiction in the matter.

Section 6.6    Stock Rights and Options. The Corporation may create and issue, whether or not in connection with the issuance and sale of any of its shares or other securities, rights or options entitling the holders thereof to purchase from the Corporation shares of any class or classes. Such rights or options shall be evidenced in such manner as the Board shall approve and, subject to the provisions of the articles of incorporation, shall set forth the terms upon which, the time or times within which, and the price or prices at which, such shares may be purchased from the Corporation upon the exercise of any right or option. The documents evidencing such rights or options may include conditions on the exercise of such rights or options, including conditions that preclude the holder or holders, including any subsequent transferees, of at least a specified percentage of the common stock of the Corporation from exercising such rights or options. No approval by the shareholders of the Corporation shall be required for the issuance of such rights or options to directors, officers or employees of the Corporation or any subsidiary, or to the shareholders or any other person.
Section 6.7    Dividend Record Date. In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
ARTICLE VII
MISCELLANEOUS PROVISIONS
Section 7.1    Proper Officers. Except as hereinafter provided, or as required by law, all checks, notes, bonds, acceptances or other financial instruments, deeds, leases, contracts, licenses, endorsements, stock powers, powers of attorney, proxies, waivers, consents, returns, reports, applications, notices, mortgages and other instruments or writings of any nature which require execution on behalf of the Corporation may be signed by any one officer. However, the Board of Directors may authorize any documents, instruments or writings to be signed by any agents or employees of the Corporation or any one of them in such manner as the Board of Directors may determine from time to time.
Section 7.2    Facsimile Signatures. The Board of Directors may by resolution provide for the execution of checks, warrants, drafts and other orders for the payment of money by a mechanical device or machine or by the use of facsimile signatures under such terms and conditions as shall be set forth in the resolution.
Section 7.3    Notice by Electronic Transmission
7.3.1    Without limiting the manner by which notice otherwise may be given to shareholders, notice to shareholders given by the Corporation shall be effective if provided by electronic transmission consented to by the shareholder to whom the notice is given. Any consent shall be revocable by the shareholder by written notice to the Corporation. Any consent shall be deemed revoked if: (a) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and (b) the inability to deliver becomes known to the Secretary or an assistant secretary of the Corporation, to the transfer agent, or to any other person responsible for giving notice; provided that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

7.3.2    Notice given pursuant to Section 7.3.1 of these bylaws shall be deemed given: (a) if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of the posting and the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to the shareholder.
Section 7.4    Shareholder Registration Book. The Corporation shall keep a book for registering the names of all shareholders and showing the number of shares of stock held by them and the time when they became the owners of the shares. The book shall be open at all reasonable times for the inspection of the shareholders. The Secretary of the Corporation or the person having the charge of the book shall give a certified transcript of anything therein contained to any shareholder applying therefore; provided that the shareholder pays a reasonable charge for the preparation of the certified transcript.
ARTICLE VIII
AMENDMENTS OF BYLAWS
Section 8.1    These bylaws may be amended or repealed in accordance with Article VIII of the articles of incorporation.